INDEPENDENT AUDITORS' CONSENT
-----------------------------




We consent to the use in this Post-Effective Amendment No. 4 to Registration Statement No. 33-86500 of Ameritas Life Insurance Corp. Separate Account LLVL of our reports dated February 2, 1998, on the financial statements of Ameritas
Life Insurance Corp.and Ameritas Life Insurance Corp. Separate Account LLVL appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.





/s/Deloitte & Touche LLP


Lincoln, Nebraska
April 2, 1998